UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2014 (December 2, 2014)

LIGHTBRIDGE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-34487	91-1975651
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1600 Tysons Boulevard, Suite 550
McLean, VA 22102
(Address of principal executive offices, including zip code)

(571)730-1200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

     On November 6, 2014, Lightbridge Corporation (the “Company”) received a letter from the Listing Qualifications staff (the “Staff”) of the NASDAQ Stock Market LLC (“NASDAQ”), notifying the Company that, for the previous 30 consecutive business days, it has failed to comply with NASDAQ Listing Rule 5550(b)(2) (the “Rule”), which requires the Company to maintain a minimum Market Value of Listed Securities of $35 million for continued listing on the NASDAQ Capital Market. In accordance with Listing Rule 5810(c)(3)(C), NASDAQ granted the Company a period of 180 calendar days, or until May 5, 2015, to regain compliance with Listing Rule 5550(b)(2).

     On December 2, 2014, the Staff notified the Company that it has determined that for the last 10 consecutive business days, from November 17 through December 1, 2014, the Company’s market value of listed securities has been $35,000,000 or greater. The Staff also stated in such notice that the Company has regained compliance with the Rule and the matter is now closed.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTBRIDGE CORPORATION

Date: December 3, 2014	By:	/s/ Seth Grae
SETH GRAE

Chief Executive Officer